CONSENT OF PETROLEUM ENGINEERING CONSULTANT

         I hereby consent to the use in the prospectus constituting part of the registration statement on Form S-1 of FX Energy, Inc. (the "Company") of my report as of December 31, 1999, respecting the estimated oil reserve information for the Montana and Nevada producing properties of the Company. I also consent to the reference to me under the headings "Experts" respecting such reports in such prospectus.

/s/ LARRY D. KRAUSE

Larry D. Krause
Billings, Montana
June 28, 2000